Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$2,091,500	$ 242.40

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-202524 Dated October 26, 2016

HSBC USA Inc. Allocation Securities

$2,091,500 Securities Linked to a Basket of Index Funds due October 29, 2021

Investment Description

These Allocation Securities (the ‘‘Securities’’) are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”) linked to the performance of a weighted basket (the “Basket”) consisting of the SPDR® S&P 500® ETF Trust (the “SPY”), the iShares® MSCI EAFE ETF (the “EFA”) and the iShares® MSCI Emerging Markets ETF (the “EEM”) (each, an “Index Fund,” and together, the “Index Funds”). On the Final Valuation Date, different weightings will be allocated to the Index Funds based on their performance: 60% for the Index Fund with the best return, 40% for the Index Fund with the second-best return, and 0% for the Index Fund with the lowest return. The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations. At maturity, if the Allocated Basket Return is greater than zero, HSBC will pay the Principal Amount at maturity plus a positive return equal to the Allocated Basket Return. However, if the Allocated Basket Return is less than zero, HSBC will pay less than the full Principal Amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Allocated Basket Return. Investing in the Securities involves significant risks. The Securities do not pay any interest. You may lose some or all of your Principal Amount. Any payment on the Securities, including any repayment of principal at maturity, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑ Full Growth Potential: At maturity, if the Allocated Basket Return is positive, investors will receive a positive return equal to the Allocated Basket Return.

❑ Full Downside Market Exposure: If the Allocated Basket Return is negative, investors will be exposed to the full downside performance of the Allocated Basket Return and HSBC will pay less than the full Principal Amount at maturity, resulting in a loss of principal that is proportionate to the negative Allocated Basket Return. Accordingly, you could lose some or all of the Principal Amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates

Trade Date	October 26, 2016
Settlement Date	October 31, 2016
Final Valuation Date[1]	October 26, 2021
Maturity Date[1]	October 29, 2021

[1] See page 4 for additional details.

The Securities are significantly riskier than conventional debt INSTRUMENTS. the terms of the securities may not obligate HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. the Securities have downside MARKET risk SIMILAR TO the BASKET, WHICH CAN RESULT IN A LOSS OF SOME OR ALL OF the principal amount at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING a DEBT OBLIGATION OF hsbc. You should not PURCHASE the Securities if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the Securities.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 5 OF THIS PRICING SUPPLEMENT AND THE MORE DETAILED ‘‘RISK FACTORS’’ BEGINNING ON PAGE S-1 OF THE ACCOMPANYING ETF UNDERLYING SUPPLEMENT AND BEGINNING ON PAGE S-1 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering

These terms relate to an offering of Allocation Securities Linked to a Basket of Index Funds. On the Final Valuation Date, different weightings will be allocated to the Index Funds based on their performance, as described below. The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below.

Basket of Index Funds	Initial Prices	Basket Weightings	CUSIP/ISIN
The SPDR® S&P 500® ETF Trust (“SPY”)	$213.74	60% for the Index Fund with the best return, 40% for the Index Fund with the second-best return, and 0% for the Index Fund with the lowest return	40435B551 / US40435B5518
The iShares® MSCI EAFE ETF (“EFA”)	$57.88
The iShares® MSCI Emerging Markets ETF (“EEM”)	$37.40

See “Additional Information About HSBC USA Inc. and the Securities” on page 2 of this pricing supplement. The Securities offered will have the terms specified in the accompanying prospectus dated March 5, 2015, the accompanying prospectus supplement dated March 5, 2015, the accompanying ETF Underlying Supplement dated March 5, 2015 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or ETF Underlying Supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Securities will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., purchase the Securities from HSBC USA Inc. for distribution to UBS Financial Services Inc., acting as agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement for a description of the distribution arrangements.

The Estimated Initial Value of the Securities on the Trade Date is $9.20 per Security, which is less than the price to public. The market value of the Securities at any time reflects many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page 4 and “Key Risks” beginning on page 5 of this document for additional information.

	Price to Public(1)	Underwriting Discount(1)	Proceeds to Us
Per Security	$10.00	$0.35	$9.65
Total	$2,091,500.00	$73,202.50	$2,018,297.50

(1) See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

UBS Financial Services Inc.	HSBC Securities (USA) Inc.

Additional Information About HSBC USA Inc. and the Securities

This pricing supplement relates to the offering of Securities linked to the Basket identified on the cover page. As a purchaser of a Security, you will acquire a senior unsecured debt instrument linked to the Basket, which will rank equally with all of our other unsecured and unsubordinated debt obligations. Although the offering of Securities relates to the Basket identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Basket, any Index Fund or any index underlying the applicable Index Fund (each an “Underlying Index,” and together, the “Underlying Indices”), or any stocks comprising an Underlying Index, or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and the ETF Underlying Supplement dated March 5, 2015. If the terms of the Securities offered hereby are inconsistent with those described in the accompanying ETF Underlying Supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 5 of this pricing supplement and in “Risk Factors” beginning on page S-1 of the ETF Underlying Supplement and beginning on page S-1 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

HSBC USA Inc. has filed a registration statement (including the ETF Underlying Supplement, prospectus and prospectus supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the ETF Underlying Supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the ETF Underlying Supplement, prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	ETF Underlying Supplement dated March 5, 2015:

http://www.sec.gov/Archives/edgar/data/83246/000114420415014329/v403640_424b2.htm

♦	Prospectus supplement dated March 5, 2015:

http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

♦	Prospectus dated March 5, 2015:

http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc. References to the “prospectus supplement” mean the prospectus supplement dated March 5, 2015, references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated March 5, 2015 and references to the “ETF Underlying Supplement” mean the ETF Underlying Supplement dated March 5, 2015.

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Investor Suitability

The Securities may be suitable for you if:

♦   You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦   You are willing to make an investment where you could lose some or all of your initial investment and are willing to make an investment that may be exposed to similar downside market risk as the Index Funds.

♦   You seek an investment with a return linked to the Basket and you believe the Allocated Basket Return will be positive.

♦   You believe that one Index Fund will outperform the other Index Funds, but are uncertain as to which is that Index Fund. Therefore, you prefer an investment that allocates a higher weighting to the Index Fund with better performance.

♦   You understand and accept the risks associated with the Index Funds.

♦   You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the Index Funds.

♦   You are willing to hold the Securities to maturity and do not seek an investment for which there is an active secondary market.

♦   You are willing to accept the risk and return profile of the Securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

♦   You do not seek current income from your investment and are willing to forgo dividends paid on the Index Funds or the stocks included in the Index Funds.

♦   You are willing to assume the credit risk of HSBC, as Issuer of the Securities, and understand that if HSBC defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦   You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦   You seek an investment that is designed to return your full Principal Amount at maturity.

♦   You are not willing to make an investment in which you could lose some or all of your principal amount and you are not willing to make an investment that may be exposed to similar downside market risk as the Index Funds.

♦   You believe that the Allocated Basket Return will be negative or that the Allocated Basket Return will not be sufficiently positive to provide you with your desired return.

♦   You have strong views regarding the anticipated returns of the Index Funds. Therefore, you prefer an investment with predetermined weightings that better maximize returns based on the Index Fund Returns you anticipate.

♦   You do not understand or accept the risks associated with the Index Funds.

♦   You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations in the price of the Index Funds.

♦   You are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

♦   You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

♦   You seek current income from your investment or prefer to receive the dividends paid on Index Funds or the stocks included in the Index Funds.

♦   You are not willing or are unable to assume the credit risk of HSBC, as Issuer of the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. For more information about the Index Funds, see the descriptions beginning on page 11 of this pricing supplement and in the accompanying ETF Underlying Supplement. You should also carefully review “Key Risks” beginning on page 5 of this pricing supplement and “Risk Factors” beginning on page S-1 of the ETF Underlying Supplement and beginning on page S-1 of the prospectus supplement.

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Final Terms

Issuer	HSBC USA Inc. (“HSBC”)
Issue Price	$10.00 per Security.
Principal Amount	$10.00 per Security.
Term	Approximately five years
Trade Date	October 26, 2016
Settlement Date	October 31, 2016
Final Valuation Date	October 26, 2021, subject to adjustment if a Market Disruption Event occurs, as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying ETF Underlying Supplement.
Maturity Date	October 29, 2021, subject to adjustment if a Market Disruption Event occurs, as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying ETF Underlying Supplement.
Basket	A weighted basket consisting of the SPDR® S&P 500® ETF Trust, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF
Basket Weightings	On the Final Valuation Date, different weightings will be allocated to the Index Funds based on their respective Index Fund Returns: 60% for the Index Fund with the highest Index Fund Return (the “Best Index Fund Return”), 40% for the Index Fund with the next-highest Index Fund Return (the “Second-Best Index Fund Return”), and 0% for the Index Fund with the lowest Index Fund Return (the “Lowest Index Fund Return”). If two or more of the Index Funds have equal returns, the Calculation Agent will determine the ranking (and the Allocated Basket Return will not be adversely impacted as a result of that determination).

Payment at Maturity (per $10 Security)[1]

You will receive a cash payment at maturity linked to the performance of the Basket during the term of the Securities.

HSBC will pay you an amount in cash equal to:

$10 + ($10 x Allocated Basket Return)

Allocated Basket Return	(Best Index Fund Return × 60%) + (Second-Best Index Fund Return × 40%) + (Lowest Index Fund Return × 0%)
Index Fund Return	With respect to each Index Fund, the quotient, expressed as a percentage, determined by the Calculation Agent as follows: Final Price – Initial Price
Initial Price
Initial Price	The Official Closing Price of the relevant Index Fund on the Trade Date.

Index Fund	Initial Price
The SPDR® S&P 500® ETF Trust (“SPY”)	$213.74
The iShares® MSCI EAFE ETF (“EFA”)	$57.88
The iShares® MSCI Emerging Markets ETF (“EEM”)	$37.40

Final Price	The Official Closing Price of the relevant Index Fund on the Final Valuation Date
Official Closing Price	The Official Closing Price on any scheduled trading day will be the closing price of the relevant Index Fund as determined by the Calculation Agent and based on the value displayed on Bloomberg Professional® service page “SPY UP <EQUITY>” with respect to the SPY, “EFA UP <EQUITY>” with respect to the EFA, and “EEM UP <EQUITY>” with respect to the EEM, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable.
Calculation Agent	HSBC USA Inc. or one of its affiliates.
CUSIP/ISIN	40435B551 / US40435B5518
Estimated Initial Value	The Estimated Initial Value of the Securities is less than the price you pay to purchase the Securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market, if any, at any time. See “Key Risks — ¨The Estimated Initial Value of the Securities, Which Was Determined by Us on the Trade Date, Is Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any.”

Investment Timeline

The Initial Prices of the Index Funds were determined.

The Final Prices, the Basket Weightings of the Index Funds and the Allocated Basket Return are determined as of the Final Valuation Date.

HSBC will pay you a cash payment per Security equal to:

$10 + ($10 × Allocated Basket Return)

If the Allocated Basket Return is negative on the Final Valuation Date, you will lose up to 100% of the Principal Amount of the Securities.

Investing in the Securities involves significant risks. You may lose up to 100% of your principal amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

1 Payment at Maturity and any repayment of principal is provided by HSBC USA Inc., and therefore, is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

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Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but HSBC urges you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying ETF Underlying Supplement and the accompanying prospectus supplement. HSBC also urges you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	Risk of Loss at Maturity – The Securities differ from ordinary debt securities in that HSBC will not necessarily pay the full principal amount of the Securities at maturity. The return on the Securities at maturity is linked to the weighted performance of the Basket and will depend on whether, and to the extent which, the Allocated Basket Return is positive or negative. If the Allocated Basket Return is negative, HSBC will pay you less than the principal amount at maturity, resulting in a loss of principal equal to the negative Allocated Basket Return. Accordingly, you could lose up to 100% of the Principal Amount of the Securities.

♦	A Change in the Price of One or More Index Funds May Be Offset by a Change in the Prices of the Other Index Funds – A change in the price of one or more Index Funds as of the Final Valuation Date may not correlate with a change in the prices of the other Index Funds. The price of one or more Index Funds may increase, while the prices of the other Index Funds may not increase as much, or may even decrease. Therefore, in calculating the Allocated Basket Return, an increase in the price of one or more Index Funds may be moderated, or wholly offset, by lesser increases or decreases in the prices of the other Index Funds. Although the most heavily weighted Index Fund will always be the best performing Index Fund and the worst performing Index Fund will be weighted zero, the Best Index Fund Return may not be positive or may not be large enough to counterbalance the negative Index Fund Return from the second-best performing Index Fund. In such a case, the allocation of the weightings of the Index Funds based on their performance will not prevent you from losing some or a significant portion of your investment.

♦	The Amount Payable on the Securities Is Not Linked to the Prices of the Index Funds at Any Time Other Than on the Final Valuation Date – The Allocated Basket Return will be based on the Final Prices on the Final Valuation Date, subject to postponement for non-trading days and certain market disruption events. Even if the prices of the Index Funds appreciate prior to the Final Valuation Date but then decrease as of the Final Valuation Date, the Payment at Maturity will be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the prices of the Index Funds prior to such decrease. Although the actual prices of the Index Funds on the Maturity Date or at other times during the term of the Securities may be higher than their respective Final Prices, the Payment at Maturity will be based solely on the Final Prices on the Final Valuation Date. You may have to sell the Securities at a loss relative to your initial investment even if the prices of the Index Funds at that time are above their respective Initial Prices.

♦	The Securities Are Subject to the Credit Risk of the Issuer – The Securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦	The Estimated Initial Value of the Securities, Which Was Determined by Us on the Trade Date, Is Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any – The Estimated Initial Value of the Securities was calculated by us on the Trade Date and is less than the price to public. The Estimated Initial Value reflects our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Securities to be more favorable to you. We determined the value of the embedded derivatives in the Securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market (if any exists) at any time.

♦	The Price of Your Securities in the Secondary Market, if Any, Immediately After the Trade Date Will Be Less than the Price to Public – The price to public takes into account certain costs. These costs will include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Securities, the underwriting discount and the costs associated with structuring and hedging our obligations under the Securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Securities in the secondary market, if any, the price you would receive for your Securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the prices of the Index Funds and changes in market conditions, and cannot be predicted with accuracy. The Securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Securities to maturity. Any sale of the Securities prior to maturity could result in a loss to you.

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♦	If One of Our Affiliates Were to Repurchase Your Securities Immediately After the Settlement Date, the Price You Receive May Be Higher than the Estimated Initial Value of the Securities – Assuming that all relevant factors remain constant after the Settlement Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Trade Date for a temporary period expected to be approximately 12 months after the Settlement Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Settlement Date of the Securities based on changes in market conditions and other factors that cannot be predicted.

♦	Lack of Liquidity – The Securities will not be listed on any securities exchange or quotation system. One of our affiliates intends to offer to repurchase the Securities in the secondary market but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which one of our affiliates is willing to buy the Securities, which will exclude any fees or commissions you paid when you purchased the Securities.

♦	No Interest Payments – As a holder of the Securities, you will not receive interest payments.

♦	Owning the Securities Is Not the Same as Owning Shares of the Index Funds or the Stocks Included in the Underlying Indices – The return on your Securities may not reflect the return you would realize if you actually owned shares of the Index Funds or the stocks included in the Underlying Indices. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights as would holders of the shares of the Index Funds or holders of the stocks included in the Underlying Indices. The Allocated Basket Return excludes any cash dividend payments paid on the securities held by the Index Funds. Accordingly, your return on the Securities may be less than what your return would have been had you purchased shares of one or more of the Index Funds.

♦	Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS or Their Respective Affiliates – HSBC, UBS Financial Services Inc., or their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities and which may be revised at any time. Any such research, opinions or recommendations could affect the prices of the Index Funds or the prices of the stocks included in the Index Funds, and therefore, the market value of the Securities.

♦	Potential HSBC and UBS Financial Services Inc. Impact on Price – Trading or transactions by HSBC USA Inc., UBS Financial Services Inc., or any of their respective affiliates in the stocks included in the Index Funds, or in futures, options, exchange-traded funds or other derivative products on the stocks included in the Index Funds, may adversely affect the market value of the stocks included in the Index Funds or the Allocated Basket Return, and, therefore, the market value of the Securities.

♦	Potential Conflicts of Interest – HSBC, UBS Financial Services Inc., or any of their respective affiliates may engage in business with the issuers of the stocks included in the Index Funds, which may present a conflict between the obligations of HSBC and you, as a holder of the Securities. The Calculation Agent, which may be HSBC or any of its affiliates will determine the Payment at Maturity based on the Final Prices of the Index Funds. The Calculation Agent can postpone the determination of the Final Prices and the Maturity Date if a Market Disruption Event occurs and is continuing on the Final Valuation Date.

♦	Economic and Market Factors Affecting the Terms and Market Price Prior to Maturity – Because structured notes, including the Securities, can be thought of as having a debt and derivative component, factors that influence the values of debt instruments and options and other derivatives affected the terms and features of the Securities at issuance and will affect the market price prior to maturity. These factors include the prices and volatility of the Index Funds; the dividend rate paid on stocks included in the Index Funds; the time remaining to the maturity of the Securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political, regulatory, judicial or other events; and the creditworthiness of HSBC. These and other factors are unpredictable and interrelated and may offset or magnify each other.

♦	The Securities Are Not Insured or Guaranteed by Any Governmental Agency of the United States or Any Other Jurisdiction – The Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive any amount owed to you under the Securities and could lose your entire investment.

♦	Non-U.S. Securities Markets Risks – The EFA and the EEM hold stocks that are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks than stocks issued by U.S. companies and listed on U.S. exchanges. The foreign securities held by these Index Funds may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely

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affect the performance of the Basket and, as a result, the value of the Securities.

♦	There Are Risks Associated with Emerging Markets – Because the EEM is a component of the Basket, investment in the Securities will involve risks not generally associated with investments which have no emerging market component. In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

♦	The Prices of the Index Funds are Subject to Currency Exchange Risk – Because the prices of the EFA and the EEM are related to the U.S. dollar value of the stocks underlying the applicable Underlying Indices, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the applicable component securities strengthen or weaken against the U.S. dollar. If the dollar strengthens against the currencies of the applicable component securities held by the EFA or the EEM, the price of the applicable Index Fund will be adversely affected and the Payment at Maturity on the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

♦	existing and expected rates of inflation;

♦	existing and expected interest rate levels;

♦	the balance of payments; and

♦	the extent of governmental surpluses or deficits in the countries represented in the applicable Index Fund and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the country represented in the applicable Underlying Index and the United States and other countries important to international trade and finance.

♦	An Index Fund and Its Underlying Index Are Different – The performance of an Index Fund may not exactly replicate the performance of its Underlying Index, because the Index Fund will reflect transaction costs and fees that are not included in the calculation of its Underlying Index. It is also possible that an Index Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its Underlying Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the Index Fund or other circumstances. An Index Fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to its Underlying Index and in managing cash flows.

♦	The Performance and Market Value of an Index Fund During Periods of Market Volatility May Not Correlate with the Performance of Its Underlying Index as Well as Its Net Asset Value – During periods of market volatility, securities held by the Index Funds may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Index Funds and the liquidity of the Index Funds may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Index Funds. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of their Index Funds. As a result, under these circumstances, the market value of shares of the Index Funds may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of the Index Funds may not correlate with the performance of the Underlying Indices as well as the net asset value per share of the Index Funds, which could materially and adversely affect the value of the Securities in the secondary market and/or reduce your Payment at Maturity.

♦	Uncertain Tax Treatment – Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “What Are the Tax Consequences of the Securities?” beginning on page 11 of this pricing supplement and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

7

Hypothetical Scenario Analysis and Examples at Maturity

The hypothetical terms used below are not the actual terms that will apply to the Securities, which are indicated on the cover page hereof.

The scenario analysis and examples below are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the Index Funds from the Pricing Date to the Final Valuation Date. We cannot predict the Allocated Basket Return of the Basket on the Final Valuation Date, nor can we predict which Index Funds will have the Best Index Fund Return, the Second-Best Index Fund Return or the Lowest Index Fund Return. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Securities. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity per $10.00 Security on a hypothetical offering of the Securities.

The following scenario analysis and examples assume the following Initial Prices:

•	Initial Price for the SPY: $200;
•	Initial Price for the EFA: $60; and
•	Initial Price for the EEM: $40.

Example 1— The Allocated Basket Return of the Basket is positive.

Index Funds	Final Prices	Index Fund Returns	Basket Weightings

SPY	$300.00	50.00% (Best Index Fund Return)	60.00%

EFA	$75.00	25.00% (Second-Best Index Fund Return)	40.00%

EEM	$45.00	12.50% (Lowest Index Fund Return)	0.00%

Allocated Basket Return = [(50.00% x 60.00%) + (25.00% x 40.00%)] = 40.00%

The Payment at Maturity for each $10 principal amount of Securities is equal to:

$10.00 + ($10.00 × 40.00%)

Payment at Maturity = $14.00

Example 2— The Allocated Basket Return of the Basket is negative.

Index Funds	Final Prices	Index Fund Returns	Basket Weightings

SPY	$125.00	-37.50% (Lowest Index Fund Return)	0.00%

EFA	$48.00	-20.00% (Second-Best Index Fund Return)	40.00%

EEM	$42.00	5.00% (Best Index Fund Return)	60.00%

Allocated Basket Return = [(5.00% x 60.00%) + (-20.00% x 40.00%)] = -5.00%

The Payment at Maturity for each $10 principal amount of Securities is equal to:

$10.00 + ($10.00 × -5.00%)

Payment at Maturity = $9.50

If the Allocated Basket Return is negative, you will lose some or all of your principal amount at maturity.

8

Example 3— The Allocated Basket Return of the Basket is negative.

Index Funds	Final Prices	Index Fund Returns	Basket Weightings

SPY	$190.00	-5.00% (Second-Best Index Fund Return)	40.00%

EFA	$54.00	-10.00% (Lowest Index Fund Return)	0.00%

EEM	$38.40	-4.00% (Best Index Fund Return)	60.00%

Allocated Basket Return = [(-4.00% x 60.00%) + (-5.00% x 40.00%)] = -4.40%

The Payment at Maturity for each $10 principal amount of Securities is equal to:

$10.00 + ($10.00 × -4.40%)

Payment at Maturity = $9.56

If the Allocated Basket Return is negative, you will lose some or all of your principal amount at maturity.

Example 4— The Allocated Basket Return of the Basket is negative.

Index Funds	Final Prices	Index Fund Returns	Basket Weightings

SPY	$116.00	-42.00% (Second-Best Index Fund Return)	40.00%

EFA	$36.80	-38.67% (Best Index Fund Return)	60.00%

EEM	$16.00	-60.00% (Lowest Index Fund Return)	0.00%

Allocated Basket Return = [(-38.67% x 60.00%) + (-42.00% x 40.00%)] = -40.00%

The Payment at Maturity for each $10 principal amount of Securities is equal to:

$10.00 + ($10.00 × -40.00%)

Payment at Maturity = $6.00

If the Allocated Basket Return is negative, you will lose some or all of your principal amount at maturity.

9

Scenario Analysis – Hypothetical Payment at Maturity for each $10.00 Principal Amount of Securities.

Performance of the Securities
Hypothetical Allocated Basket Return*	Hypothetical Return on Securities(1)	Hypothetical Payment at Maturity
100.00%	100.00%	$20.00
80.00%	80.00%	$18.00
60.00%	60.00%	$16.00
50.00%	50.00%	$15.00
30.00%	30.00%	$13.00
20.00%	20.00%	$12.00
10.00%	10.00%	$11.00
5.00%	5.00%	$10.50
2.50%	2.50%	$10.25
0.00%	0.00%	$10.00
-5.00%	-5.00%	$9.50
-10.00%	-10.00%	$9.00
-20.00%	-20.00%	$8.00
-30.00%	-30.00%	$7.00
-50.00%	-50.00%	$5.00
-60.00%	-60.00%	$4.00
-80.00%	-80.00%	$2.00
-100.00%	-100.00%	$0.00

* The Allocated Basket Return excludes cash dividend payments on the stocks included in the Index Funds.

(1) This “return” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 principal amount Security.

10

What Are the Tax Consequences of the Securities?

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities. Under one reasonable approach, the Securities should be treated as pre-paid executory contracts with respect to the Basket. HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes. Subject to certain limitations described in the accompanying prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat the Securities in accordance with this approach. Pursuant to this approach, and subject to the discussion below regarding “constructive ownership transactions,” HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale or exchange and HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Security for more than one year at such time for U.S. federal income tax purposes. See "U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts" in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to Securities that are treated as pre-paid executory contracts.

Despite the foregoing, U.S. holders (as defined in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the Underlying Index Fund (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in a Security is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

Although the matter is not clear, there exists a substantial risk that an investment in a Security will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each Security will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a Security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such Security for an amount equal to the “issue price” of the Security, allocated among the Underlying Shares in same manner as the weightings on the Final Valuation date, and, upon the date of sale, exchange or maturity of the Security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the Security). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of the Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ from the treatment described above. For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder of a Security is required to accrue income in respect of the Security prior to the receipt of payments with respect to the Security or its earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a Security as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the accompanying prospectus supplement) of the Security could be subject to U.S. withholding tax in respect of a Security. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

We will not attempt to ascertain whether an Index Fund or any of the entities whose stock is owned by an Index Fund would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S.

11

federal income tax purposes. If an Index Fund or one or more of the entities whose stock is owned by an Index Fund were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Index Funds or the entities whose stock is owned by the Index Funds and consult your tax advisor regarding the possible consequences to you if an Index Fund or one or more of the entities whose stock is owned by an Index Fund is or becomes a PFIC or USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

Recently finalized Treasury Regulations provide that withholding on “dividend equivalent” payments (as discussed in the accompanying prospectus supplement), if any, will not apply to Securities issued before January 1, 2017. Additionally, the IRS has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the accompanying prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption or other disposition of the Securities will only apply to dispositions after December 31, 2018.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

12

The SPDR® S&P 500® ETF Trust

Description of the SPY

The objective of the SPDR® S&P 500® ETF Trust (formerly the “SPDR Trust Series 1”) is to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P 500® Index. SPY holds stocks and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of stocks and cash on the basis of judgments made relating to economic, financial and market considerations. The returns of the SPDR® S&P 500® ETF may be affected by certain management fees and other expenses, which are detailed in its prospectus.

For more information about SPY, see “SPDR S&P 500 ETF Trust” beginning on page S-36 of the accompanying ETF Underlying Supplement.

Historical Performance of the SPY

The following graph sets forth the historical performance of the SPY based on the daily historical closing prices from January 2, 2008 through October 26, 2016. We obtained the closing prices below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The historical prices of the SPY should not be taken as an indication of future performance.

Source: Bloomberg Professional® service

The historical closing prices of the SPY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the SPY on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/2/2008	3/31/2008	146.39	127.90	131.89
4/1/2008	6/30/2008	143.08	127.69	128.04
7/1/2008	9/30/2008	130.70	111.38	116.54
10/1/2008	12/31/2008	116.54	75.95	90.33
1/2/2009	3/31/2009	93.44	68.11	79.44
4/1/2009	6/30/2009	95.09	79.44	91.92
7/1/2009	9/30/2009	107.33	87.95	105.56
10/1/2009	12/31/2009	112.67	102.54	111.44
1/4/2010	3/31/2010	117.40	105.87	116.99
4/1/2010	6/30/2010	121.79	103.22	103.22
7/1/2010	9/30/2010	114.79	102.20	114.12
10/1/2010	12/31/2010	125.92	113.75	125.78
1/3/2011	3/31/2011	134.57	125.78	132.51
4/1/2011	6/30/2011	136.54	126.81	131.97
7/1/2011	9/30/2011	135.46	112.26	113.17
10/3/2011	12/30/2011	128.68	109.93	125.50
1/3/2012	3/30/2012	141.61	125.50	140.72
4/2/2012	6/29/2012	141.79	128.10	136.27
7/2/2012	9/28/2012	147.24	133.51	143.93
10/1/2012	12/31/2012	146.27	135.70	142.52
1/2/2013	3/29/2013	156.73	142.52	156.55
4/1/2013	6/28//2013	167.11	154.14	160.01
7/1/2013	9/30/2013	173.14	160.01	168.10
10/1/2013	12/31/2013	184.67	165.48	184.67
1/1/2014	3/31/2014	188.26	174.15	187.04
4/1/2014	6/30/2014	196.48	181.48	195.72
7/1/2014	9/30/2014	201.82	190.99	197.02
10/1/2014	12/31/2014	208.72	186.27	205.50
1/1/2015	3/31/2015	211.99	198.97	206.43
4/1/2015	6/30/2015	213.50	205.42	205.85
7/1/2015	9/30/2015	212.59	187.27	191.63
10/1/2015	12/31/2015	211.00	191.63	203.89
1/1/2016	3/31/2016	206.10	183.03	205.56
4/1/2016	6/30/2016	212.39	199.53	209.53
7/1/2016	9/30/2016	219.09	208.39	216.30
10/1/2016	10/26/2016*	216.30	212.38	213.74

* This pricing supplement includes information for the fourth calendar quarter of 2016 for the period from October 1, 2016 through October 26, 2016. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2016.

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iShares® MSCI EAFE ETF

Description of the EFA

The iShares® MSCI EAFE ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index. The MSCI EAFE Index, and therefore the Underlying Index Fund, provides exposure to companies listed in certain non-U.S. developed markets. The returns of the iShares® MSCI EAFE ETF may be affected by certain management fees and other expenses, which are detailed in its prospectus.

For more information about EFA, see “iShares® MSCI EAFE ETF” beginning on page S-21 of the accompanying ETF Underlying Supplement.

Historical Performance of the EFA

The following graph sets forth the historical performance of the EFA based on the daily historical closing prices from January 2, 2008 through October 26, 2016. We obtained the closing prices below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The historical prices of the EFA should not be taken as an indication of future performance.

Source: Bloomberg Professional® service

The historical closing prices of the EFA should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the EFA on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/2/2008	3/31/2008	78.50	68.31	71.90
4/1/2008	6/30/2008	78.52	68.10	68.70
7/1/2008	9/30/2008	68.70	53.08	56.30
10/1/2008	12/31/2008	56.30	35.71	44.87
1/2/2009	3/31/2009	45.44	31.69	37.59
4/1/2009	6/30/2009	49.04	37.59	45.81
7/1/2009	9/30/2009	55.81	43.91	54.70
10/1/2009	12/31/2009	57.28	52.66	55.30
1/4/2010	3/31/2010	57.96	50.45	56.00
4/1/2010	6/30/2010	58.03	46.29	46.51
7/1/2010	9/30/2010	55.42	46.51	54.92
10/1/2010	12/31/2010	59.46	54.25	58.23
1/3/2011	3/31/2011	61.91	55.31	60.09
4/1/2011	6/30/2011	63.87	57.10	60.14
7/1/2011	9/30/2011	60.80	46.66	47.75
10/3/2011	12/30/2011	55.57	46.45	49.53
1/3/2012	3/30/2012	55.80	49.15	54.90
4/2/2012	6/29/2012	55.51	46.55	49.96
7/2/2012	9/28/2012	55.15	47.62	53.00
10/1/2012	12/31/2012	56.88	51.96	56.82
1/2/2013	3/29/2013	59.89	56.82	58.98
4/1/2013	6/28//2013	63.53	57.03	57.38
7/1/2013	9/30/2013	65.05	57.38	63.79
10/1/2013	12/31/2013	67.06	62.71	67.06
1/1/2014	3/31/2014	68.03	62.31	67.17
4/1/2014	6/30/2014	70.67	66.26	68.37
7/1/2014	9/30/2014	69.25	64.12	64.12
10/1/2014	12/31/2014	64.51	59.53	60.84
1/1/2015	3/31/2015	65.99	58.48	64.17
4/1/2015	6/30/2015	68.42	63.49	63.49
7/1/2015	9/30/2015	65.46	56.25	57.32
10/1/2015	12/31/2015	62.06	57.32	58.75
1/1/2016	3/31/2016	58.75	51.38	57.13
4/1/2016	6/30/2016	59.87	52.64	55.81
7/1/2016	9/30/2016	59.86	54.44	59.13
10/1/2016	10/26/2016*	59.04	57.50	57.88

* This pricing supplement includes information for the fourth calendar quarter of 2016 for the period from October 1, 2016 through October 26, 2016. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2016.

14

The iShares® MSCI Emerging Markets ETF

Description of the EEM

The iShares® MSCI Emerging Markets ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is intended to measure the performance of equity markets in the global emerging markets. As of March 30, 2016, the MSCI Emerging Markets Index consisted of the following 23 component country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Russia, Qatar, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The returns of the iShares® MSCI Emerging Markets ETF may be affected by certain management fees and other expenses, which are detailed in its prospectus.

For more information about EEM, see “iShares® MSCI Emerging Markets ETF” beginning on page S-23 of the accompanying ETF Underlying Supplement.

Historical Performance of the EEM

The following graph sets forth the historical performance of the EEM based on the daily historical closing prices from January 2, 2008 through October 26, 2016. We obtained the closing prices below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The historical prices of the EEM should not be taken as an indication of future performance.

Source: Bloomberg Professional® service

The historical closing prices of the EEM should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the EEM on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/2/2008	3/31/2008	50.37	42.17	44.79
4/1/2008	6/30/2008	51.70	44.43	45.19
7/1/2008	9/30/2008	45.19	31.33	34.53
10/1/2008	12/31/2008	34.53	18.22	24.97
1/2/2009	3/31/2009	27.09	19.94	24.81
4/1/2009	6/30/2009	34.64	24.81	32.23
7/1/2009	9/30/2009	39.29	30.75	38.91
10/1/2009	12/31/2009	42.07	37.56	41.50
1/4/2010	3/31/2010	43.22	36.83	42.12
4/1/2010	6/30/2010	43.98	36.16	37.32
7/1/2010	9/30/2010	44.77	37.32	44.77
10/1/2010	12/31/2010	48.58	44.77	47.62
1/3/2011	3/31/2011	48.69	44.63	48.69
4/1/2011	6/30/2011	50.21	45.50	47.60
7/1/2011	9/30/2011	48.46	34.95	35.07
10/3/2011	12/30/2011	42.80	34.36	37.94
1/3/2012	3/30/2012	44.76	37.94	42.94
4/2/2012	6/29/2012	43.54	36.68	39.19
7/2/2012	9/28/2012	42.37	37.42	41.32
10/1/2012	12/31/2012	44.35	40.14	44.35
1/2/2013	3/29/2013	45.20	41.80	42.78
4/1/2013	6/28//2013	44.23	36.63	38.57
7/1/2013	9/30/2013	43.29	37.34	40.77
10/1/2013	12/31/2013	43.66	40.44	41.77
1/1/2014	3/31/2014	41.77	37.09	40.99
4/1/2014	6/30/2014	43.95	40.82	43.23
7/1/2014	9/30/2014	45.85	41.56	41.56
10/1/2014	12/31/2014	42.44	37.73	39.29
1/1/2015	3/31/2015	41.07	37.92	40.13
4/1/2015	6/30/2015	44.09	39.04	39.62
7/1/2015	9/30/2015	39.78	31.32	32.78
10/1/2015	12/31/2015	36.29	31.55	32.19
1/1/2016	3/31/2016	34.28	28.25	34.25
4/1/2016	6/30/2016	35.26	31.87	34.36
7/1/2016	9/30/2016	38.20	33.77	37.45
10/1/2016	10/26/2016*	38.10	36.82	37.40

* This pricing supplement includes information for the fourth calendar quarter of 2016 for the period from October 1, 2016 through October 26, 2016. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2016.

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Events of Default and Acceleration

If the Securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Final Terms” in this pricing supplement. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for the purposes of determining the Allocated Basket Return. If a Market Disruption Event exists with respect to an Index Fund on that scheduled trading day, then the accelerated Final Valuation Date for that Index Fund will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days.

If the Securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc. (the “Agent”). HSBC has agreed to sell to the Agent, and the Agent has agreed to purchase, all of the Securities at the price indicated on the cover of this pricing supplement. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. The Agent may allow a concession to its affiliates not in excess of the underwriting discount set forth on the cover of this pricing supplement.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so and may cease making such offers at any time. HSBC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties, which may include the Agent, in connection with the sale of the Securities and the Agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Securities, but is under no obligation to make a market in the Securities and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the accompanying prospectus supplement.

Validity of the Securities

In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the Securities pursuant to the Senior Indenture referred to in the prospectus supplement dated March 5, 2015, and issued and paid for as contemplated herein, the Securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated March 5, 2015, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated March 5, 2015.

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